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                                                        EXHIBIT 4.2




                                  ANIXTER INC.


                               OFFICERS' CERTIFICATE

                        Dated as of _____________ ___, 19__

                                ________________

               Setting Forth Terms of a Series of Debt Securities

                       ____% Notes due ___________ ___, 200_

                                ________________

                           Pursuant to the Indenture

                         Dated as of September __, 1996




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                             OFFICERS' CERTIFICATE

        The undersigned, the Executive Vice President-Finance, and the General Counsel and Secretary of Anixter Inc., a Delaware corporation (the "Company"), hereby certify as provided below pursuant to Section 301 of the Indenture dated as of August 1, 1996 (the "Indenture") between the Company, Anixter International Inc. and The Bank of New York (the "Trustee"). This Officers' Certificate is delivered, pursuant to authority granted to the undersigned by resolutions duly adopted on __________, 199__ by the Board of Directors of the Company, for the purpose of creating and setting forth the terms of a series of Securities to be issued pursuant to the Indenture. Capitalized terms not otherwise defined herein are used as defined in the Indenture.

        1. The Board of Directors of the Company has authorized the creation by the Company of the series of Securities described below pursuant to this Officers' Certificate and in accordance with the Indenture.

        2. The title of the Securities shall be "____% Notes due ________ ___, 200_" (herein called the "Notes").

        3. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is limited to $__________, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes as provided in Section 304, 305, 306, 906, 1010, 1107 or 1405 of the Indenture and except for Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder.

        4. The principal of the Notes shall be payable on _________ ___, 200__.

        5. The Notes shall bear interest at the rate of ___% per annum; such interest shall accrue from _________ ___, 1996 (or from the most recent Interest Payment Date to which interest on the Notes has been paid or provided for); the Interest Payment Dates on which such interest shall be payable shall be _________ ___ and ________ ___ in each year, commencing __________ ___, 1997;
and the Regular Record Dates for the determination of Holders to whom interest is payable shall be the _____ ___ or _______ ___ next preceding each Interest Payment Date.

        6. The principal of and interest on the Notes shall be payable at the Corporate Trust Office in New York, New York.

        7. The Notes shall not be redeemable prior to maturity, shall not be subject to any sinking fund; and shall not be repurchasable at the option of a Holder, except as provided in Section 1010.

        8.      Defeasance under Section 1302 and covenant defeasance under
Section 1303 of the Indenture shall be applicable to the Notes.




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          9.     The Notes shall initially be issued in whole in the form of one or more Global Securities. The Depository Trust Company, a clearing agency registered under the Securities Exchange Act of 1934, as amended, shall serve as the Depositary for such Global Security or Securities. For so long as the Depository Trust Company shall be the Depositary, all Notes shall be registered in its name or in the name of a nominee thereof. While the Notes are evidenced by one or more Global Securities, the Depositary or its nominee, as the case may be, shall be the sole Holder thereof for all purposes under the Indenture. The Company, the Guarantor and the Trustee shall not have any responsibility or the obligation to the Depositary's participants or the beneficial owners for whom they act with respect to their receipt from the Depositary of payments on the Notes or notices given under the Indenture. The Global Security or Securities provided for hereunder shall bear the legends provided for below and such other legend or legends as may be required from time to time by the Depositary.

          10.    The form of the Notes shall be substantially as follows:

                      [Form of ____% Note Due_______ ___,200 ]
                                  [Form of face of Note]

               This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

               Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede
          & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

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                                  ANIXTER INC.
                         ____% Note due _________, 20__

                         CUSIP_________________________


No. _______________                                             $ ______________

        ANIXTER INC., a corporation incorporated under the laws of the State of Delaware (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of ______________ on __________,200_ and to pay interest thereon at the rate per annum of __% from _____, 1996, or from the most recent Interest Payment Date to which interest has been paid, semiannually on ________ and __________ in each year, commencing ________, 1997, until the principal hereof has been paid or duly provided for in accordance with said Indenture. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Holder of this Note (or one or more Predecessor Notes) of record at the close of business on the Regular Record Date for such interest, which shall be the _________ or ___________ next preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder of this Note (or one or more Predecessor Notes) of record at the close of business on a Special Record Date fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest shall be calculated on the basis of a 360-day year of twelve thirty-day months.

        Payment of principal and interest due on this Note at Maturity will be paid by wire transfer in immediately available funds against presentation and surrender of this Note by the Holder hereof at the office of the Paying Agent, but only if appropriate wire transfer instructions have been received in writing (or by such other means as deemed acceptable by the Payment Agent) by the Paying Agent not less than 15 day before Maturity. In the event such instructions are not received by such 15th day, such principal and interest will be paid by check against such presentation and surrender.

        All interest payments on this Note (other than interest due at Maturity) will be made by mailing a check for such interest, payable to or upon the written order of the Holder of this Note (or one or more Predecessor Notes) of record at the close of business on the Regular Record Date preceding for such interest, to the address of such Holder as it appears on the Security
Register. Notwithstanding the foregoing, any Holder of Securities of any series issued under the Indenture (including the Notes) which pay interest on the same Interest Payment Date and which are in an aggregate principal amount in excess of $10,000,000 may elect to receive payments of interest with respect to such Securities (other than interest due at Maturity) via wire transfer in immediately available funds to a bank in New York, New York (or other bank approved by the Paying Agent) by making arrangements therefor in writing (or such other


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means as deemed acceptable by the Paying Agent) with the Paying Agent not later than the Regular Record Date immediately preceding the applicable Interest Payment Date.

     The provisions of this Note are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     Unless the certificate of authentication herein has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     This Note shall be construed in accordance with and governed by laws of the State of New York.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

[SEAL]                             ANIXTER INC.



Attest:_____________              By  _________________________
       John A. Dul                    Dennis J. Letham
       Secretary                      Executive Vice President-Finance



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                          [FORM OF REVERSE OF NOTE]

                                 ANIXTER INC.
                             % NOTE DUE     , 200
                           -----------------------

        This Note is one of a duly authorized issue of Notes of the Company (herein called the "Notes"), issuable in series, unlimited in aggregate principal amount except as may be otherwise provided in respect of the Notes of a particular series, issued and to be issued under and pursuant to an Indenture dated as of ___________, 1996 (herein called the "Indenture"), duly executed and delivered by the Company, Anixter International Inc., a Delaware corporation (the "Guarantor") and The Bank of New York, as Trustee, and is one of a series designated as ___% Notes due ___________, 200______ (herein called the "____ % Notes"), limited in aggregate principal amount to $_________. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders.

        This Note shall not be redeemable prior to Maturity.

        [If the Note is not an Original Issue Discount Note, - If any Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

        [If the Note is an Original Issue Discount Note,-If an Event of Default with respect to Notes of this series shall occur and be continuing, an amount of principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to --Insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's and the Guarantor's respective obligations in respect of the payment of the principal of and interest, if any, on the Notes of this series shall terminate.]

        The Indenture provides that each Holder of a Note is entitled to the benefits of a Guarantee by the Guarantor of the timely payment of the principal of and interest on the Notes. The Guarantee enclosed herein is an integral part of this Note.

        The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of such Notes at the time Outstanding of each series which is affected by such amendment or

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modification, except that certain amendments specified in the Indenture may be made without approval of Holders of the Notes. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series to waive on behalf of the Holders of such series of Securities compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be binding upon such Holder and upon all future Holders of this Note and any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     Unless this Note is defeased and discharged as provided in the Indenture, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the respective obligations of the Company and the Guarantor, which are absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, transfer of this Note is registrable on the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series containing identical terms and provisions, of authorized denominations and for a like aggregate principal amount, will be issued to the designated transferee or transferees.

     The ____% Notes are issuable only as registered Notes without coupons in denominations of $1,000 or any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of the same series containing identical terms and provisions and of different authorized denominations, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Note be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in the Note which are defined in the Indenture have the meanings assigned to them in the Indenture.

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                      [FORM OF TRUSTEE'S CERTIFICATE OF
                          AUTHENTICATION FOR NOTES]



        This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK,
                                          as Trustee



Dated:                                  By
        _______________________             _______________________
                                            Authorized Signatory









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                             [FORM OF GUARANTEE]

                   GUARANTEE OF ANIXTER INTERNATIONAL INC.


        FOR VALUE RECEIVED, Anixter International Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Guarantor"), hereby unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal of and interest on said Note, when and as the same shall become due and payable, whether at maturity or otherwise, according to the terms thereof and of the Indenture referred to therein.

        In case of the failure of the Company punctually to pay any such principal or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity or otherwise, and as if such payment were made by the Company.

        The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrevocable, and absolute, irrespective of the validity, regularity, or enforceability of said Note or the Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of said Note with respect to any provisions hereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, notice of non-payment, demand of payment, any right to require a proceeding first against the Company, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, protest or notice with respect to the Note upon which this Guarantee is endorsed or indebtedness evidenced thereby and all notices and demands to the Company or the Guarantor whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in said Note and this Guarantee. In the event of a default in the payment of principal of or interest on said Note, the Holder of said Note may institute legal proceedings directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.


        The Guarantor shall not be subrogated to any rights of the Holder of said Note against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee until the principal of and interest on all Notes shall have been paid in full or payment thereof shall have been provided for by the Company or the Guarantor in accordance with the Indenture.

        Notwithstanding anything to the contrary contained herein, if following any payment of principal or interest by the Company on said Note to the Holder of the Note it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. Section 547 (or any successor statute) and such payment is paid by such Holder to such trustee in bankruptcy, then and to the extent of such repayment the obligations of the Guarantor hereunder shall remain in full force and effect.





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        This Guarantee ranks equally with all other unsecured and unsubordinated obligations of the Guarantor. This Guarantee will remain in full force and effect until the principal of and interest on the Note have been fully paid.

        This Guarantee shall not be valid or become obligatory for any purpose with respect to the Note upon which it is endorsed until the certificate of authentication on said Note shall have been signed by the Trustee or the authenticating agent.

        This Guarantee shall be governed by the laws of the State of New York, without regard to conflicts of law principles thereof.

        IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed under its corporate seal.




[SEAL]                          ANIXTER INTERNATIONAL INC.




                                By
                                    __________________________
                                    Rod F. Dammeyer
                                    President and Chief Executive Officer




Attest:
        ______________________________
        James E. Knox
        Senior Vice President, General
          Counsel & Secretary




                                   * * * * *













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          IN WITNESS WHEREOF, we have set our hands and the corporate seal of the Company as of the day and year first above written.

                                      ANIXTER INC.

                                      By _____________________________
                                         Dennis J. Letham
                                         Executive Vice President-Finance


(CORPORATE SEAL)                      By _____________________________
                                         John A. Dul
                                         General Counsel and Secretary






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